Press Release
Diversified Restaurant Holdings, Inc. Provides Update on Proposed Acquisition of Buffalo Wild Wings Restaurants
SOUTHFIELD, Mich., April 8, 2015 (GLOBE NEWSWIRE) -- Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company"), the creator, developer and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced today that Buffalo Wild Wings International, Inc. exercised its first right of refusal to acquire the assets of Screamin' Hot Concepts, LLC, Screamin' Hot Nampa, LLC, Screamin’ Hot Twin Falls, LLC, and Screamin’ Hot Reno, LLC. The assets consist primarily of nine existing BWW restaurants and three BWW restaurants currently under development in the Western United States.
Michael Ansley, President and CEO of DRH, commented, "While we are disappointed that Buffalo Wild Wings International, Inc. exercised its right of first of refusal, we remain excited by the potential opportunity to expand our BWW portfolio through accretive acquisitions. Throughout our history, we have proven our ability to leverage our operational expertise, infrastructure and systems to drive higher unit volumes and stronger profitability at acquired BWW restaurants, which in turn has reinforced our already strong leadership position within the BWW system. We will continue evaluating acquisition opportunities within the BWW system as a means to enhance shareholder value.”
The Company’s organic development plans to open five to six Bagger Dave's restaurants and three BWW restaurants in 2015 remain on track.
About Diversified Restaurant Holdings
Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company") owns and operates Bagger Dave's Burger Tavern, a full-service, family-friendly restaurant and full bar with a casual, comfortable atmosphere specializing in custom-built, proprietary, fresh prime rib recipe burgers, all-natural turkey burgers, hand-cut fries, locally crafted beers on draft, hand-dipped milk shakes, salads, black bean turkey chili, and much more. There are currently 26 company-owned Bagger Dave's restaurants in Michigan and Indiana. For more information, visit www.baggerdaves.com.
The Company also operates 42 Buffalo Wild Wings Grill & Bar franchised restaurants in Indiana, Illinois, Michigan, and Florida.

The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.
CONTACT: For more information contact:
Investor Relations Contacts:
Sheryl Freeman / Raphael Gross
ICR Inc.
646.277.1284 / 203.682.8253
sheryl.freeman@icrinc.com / raphael.gross@icrinc.com

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